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                                                                    Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT


          Name of Organization               Jurisdiction
          --------------------               ------------

          NetGenesis Limited                 United Kingdom
          NetGenesis Pty Limited             Australia
          NetGenesis AB                      Sweden
          NetGenesis GmbH                    Germany